Richard Rosenblum President, HepaLife Technologies, Inc. Phone: (646) 218-1400	HepaLife Technologies, Inc. 850 Third Avenue, Suite 1801 New York, New York 10022

News Release

HepaLife™ Announces Successful Acquisition of AquaMed Technologies, Inc.

HepaLife’s acquires AquaMed Technologies, Inc., a proven transdermal drug delivery platform and wound care device manufacturer.

New York, NY – May 17th, 2010 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), on May 11, 2010, HepaLife Technologies, Inc., a Florida corporation (“HepaLife”), consummated a merger (the “Merger”) whereby HepaLife acquired all of the issued and outstanding common and preferred shares of AquaMed Technologies, Inc., a privately held Delaware corporation (“AquaMed”) in exchange for 84.8 million shares of HPLF common stock. As a result of the Merger, AquaMed became a wholly-owned subsidiary of HepaLife.

Additionally, HepaLife consummated private placements on May 11, 2010 of 9,400,000 units  of its securities and on May 14, 2010 of 2,000,000 units of its securities at a price of $0.125 per unit and received aggregate gross proceeds of $ $1,425,000. Each unit consisted of (i) one (1) share of HepaLife Common Stock, (ii) one half of one five year Series E Stock Purchase Warrant  with an exercise price of $0.16 per share, and (iii) one half of one five year Series F Stock Purchase Warrant  with an exercise price of $0.20 per share.

Palladium Capital Advisors, LLC served as the sole placement agent for the private placements, and acted as advisor to HepaLife for the Merger.

As a result of the transaction, effective May 11, 2010, Amit S. Dang resigned as President and CEO of HepaLife. Richard Rosenblum assumed the title of President of HepaLife and David Stefansky became its Chairman. Matthew Harriton will serve as CEO of the AquaMed subsidiary. Amit Dang commented, “We believe that the acquisition of AquaMed with its proven delivery platform and experienced management team will enable the company to continue to build shareholder value and advance the commercialization of the HepaMateTM product.”

For Immediate Release, May 17, 2010	See over for more

Page2	HepaLife Acquires AquaMed

ABOUT AQUAMED TECHNOLOGIES, INC.
AquaMed develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for transdermal drug delivery, wound care, medical diagnostics, and cosmetics.  These gels are produced using unique proprietary manufacturing technologies which enable AquaMed to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels.  AquaMed is believed to be one of two known manufacturers in the world of these gels. AquaMed specializes in custom hydrogels capitalizing on proprietary manufacturing technologies.

ABOUT HEPALIFE TECHNOLOGIES, INC.
HepaLife Technologies, Inc. (OTCBB: HPLF - News) (FWB: HL1) (WKN: 500625) is the developer of HepaMate™ an extracorporeal cell-based bioartificial liver system designed to combine blood detoxification with liver cell therapy to provide whole liver function in patients with the most severe forms of liver failure. HepaMate™ is comprised of a blood plasma separation cartridge, a hollow-fiber bioreactor filled with proprietary porcine liver cells, a charcoal column, an oxygenator, circuit tubing and a plasma reservoir. These components are assembled into a patented blood/plasma circulation system, which is placed on the HepaDrive™ perfusion platform. There are currently no cell-based liver support systems commercially available or in Phase III clinical trials in the US or Europe.

The HepaMate™ technology is believed by HepaLife to be one of the most clinically studied bioartificial liver in the world, tested in clinical studies involving more than 200 patients with over 50 scientific papers and book chapters published on the technology.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements
  No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although HepaLife believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of HepaLife's products, technical problems with the HepaLife's research and products, price increases for supplies and components, litigation and administrative proceedings involving the HepaLife, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the HepaLife's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the HepaLife's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in HepaLife's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission along with HepaLife’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2010. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. HepaLife undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.